UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2011

AMHN, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-16731	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  10611 N. Hayden Rd., Suite D106, Scottsdale, AZ  85260
 (Address of principal executive offices and Zip Code)

(888) 245-4168
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K may contain “forward looking” statements or statements which arguably imply or suggest certain things about our future.  Statements, which express that we “believe”, “anticipate”, “expect”, or “plan to”, and any other similar statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on assumptions that we believe are reasonable, but a number of factors could cause our actual results to differ materially from those expressed or implied by these statements.  You are cautioned not to place undue reliance on these forward looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward looking statements.

Section 1 – Registrant's Business and Operations

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement and Plan of Reorganization

On July 18, 2011, AMHN, Inc., a Nevada corporation (the "Company") entered into an Agreement and Plan of Merger ("Merger Agreement") by and among VitaMedMD, LLC, a Delaware limited liability company ("VitaMed") and VitaMed Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company ("Merger Sub"), pursuant to which the Company will acquire 100% of VitaMed.  The proposed acquisition will be accomplished by the merger of Merger Sub with and into VitaMed with VitaMed being the surviving limited liability company (the "Merger") in accordance with the Limited Liability Company Act of the State of Delaware.   The Merger shall become effective at the time a Certificate of Merger is filed with the Secretary of State of the State of Delaware  (the "Effective Time").

VitaMed is a specialty pharmaceutical company focused on creating value by eliminating inefficiencies in the multi-billion dollar prescription and OTC nutrition and medical foods market while leveraging an innovative, patent-pending informational technology platform. VitaMed primarily markets its products directly to women with the recommendation of their doctor.  By significantly eliminating much of the cost associated with the traditional distribution models, VitaMed offers superior-quality products for a lower overall cost to patient and payors while increasing efficiencies for the physician. In addition, VitaMed's information technology collects and analyzes data designed to improve patient compliance and education, facilitate product development and provide immediate feedback on effectiveness of therapies.  The result is increased efficiency and communication between the patient, physician and payor, ultimately creating improved outcomes.

In preparation of and prior to the Closing of the Merger Agreement, the Company is required to complete the following corporate actions:

●	a reverse split of its outstanding shares of Common Stock on a basis of one (1) new share for each one hundred (100) existing shares (the "Reverse Split"),
●	an increase of its authorized shares of Common Stock to 250,000,000,
●	a change in the name of the Company to TherapeuticsMD, Inc., and
●	an amendment to its AMHN, Inc. Long Term Incentive Compensation Plan ("LTIP") to increase the authorized shares for issuance thereunder to 25,000,000.

At the Effective Time, by virtue of the Merger and without any further action on the part of the Company, Merger Sub or VitaMed, all outstanding membership units of VitaMed (the "Units") will be exchanged for shares of the Company's Common Stock.  In addition, all outstanding VitaMed options ("Options") and VitaMed warrants ("Warrants") will be exchanged and converted into options and warrants for the purchase of the Company's Common Stock.  All Units, Options and Warrants will be exchanged on a pro-rata basis for shares of the Company's Common Stock which in the aggregate will total 70,000,000 shares of the Company's Common Stock, resulting in a conversion ration calculated by the sum of all outstanding Units, Options and Warrants divided by 70,000,000 (the "Conversion Ratio").  After giving effect to the Reverse Split, and taking into consideration the shares of Common Stock to be issued in exchange for the outstanding Units, the number of shares of the Company's Common Stock to be issued and outstanding at the Effective Time will be approximately 58,934,800 shares of which the Members will own approximately 99%.

All shares of the Company's Common Stock to be issued in exchange for the Units, Options and Warrants will be subject to a lock-up agreement for a period of eighteen (18) months from the Closing.

At the Closing, the Company's existing sole director shall nominate and appoint such persons designated by VitaMed to the Company's Board of Directors and the sole officer and director of the Company immediately prior to the Closing will resign.  The Company's majority shareholder has indicated its intention to approve the Merger Agreement and related corporate actions to be taken by the Company.

The Merger Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company, VitaMed or Merger Sub in any public reports filed by the Company with the U.S. Securities and Exchange Commission. In particular, the assertions embodied in the representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and are subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosure schedules provided by the Company and VitaMed in connection with the execution of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement have been made for the purposes of allocating risk between the parties to the Merger Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, VitaMed or Merger Sub. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from the actual state of facts or the actual condition of the Company, VitaMed, or Merger Sub or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

The foregoing is a summary of the material terms of the Merger Agreement.  Investors are encouraged to carefully review the full text of the Merger Agreement, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

Exh. No.	Date	Document

10.01	July 18, 2011	Agreement and Plan of Merger by and among AMHN, Inc., VitaMedMD, LLC and VitaMed Acquisition, LLC*
____________________________
 * Filed herewith.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2011	AMHN, INC.

	By:	/s/Jeffrey D. Howes
	Name:	Jeffrey D. Howes
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exh. No.	Date	Document

10.01	July 18, 2011	Agreement and Plan of Merger by and among AMHN, Inc., VitaMedMD, LLC and VitaMed Acquisition, LLC*